SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2017

NEWS RELEASE
October 23, 2017

Sun Communities, Inc. Reports 2017 Third Quarter Results

Southfield, Michigan, October 23, 2017 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its third quarter results.

Financial Results for the Quarter and Nine Months Ended September 30, 2017

For the quarter ended September 30, 2017, total revenues increased $18.5 million, or 7.4 percent, to $268.2 million compared to $249.7 million for the same period in 2016. Net income attributable to common stockholders was $24.1 million, or $0.31 per diluted common share, as compared to net income attributable to common stockholders of $18.9 million, or $0.27 net income per diluted common share, for the same period in 2016.

For the nine months ended September 30, 2017, total revenues increased $125.4 million, or 20.4 percent, to $740.5 million compared to $615.1 million for the same period in 2016. Net income attributable to common stockholders was $57.6 million, or $0.76 per diluted common share, as compared to net income attributable to common stockholders of $19.0 million, or $0.30 per diluted common share, for the same period in 2016.

Non-GAAP Financial Measures and Portfolio Performance

•	Funds from Operations (“FFO”)(1) excluding certain items was $1.13 per diluted share and OP unit (“Share”) for both the quarter ended September 30, 2017 and 2016.

•	Same Community Net Operating Income (“NOI”)(1) increased by 7.7 percent and 6.8 percent for the quarter and nine months ended September 30, 2017, respectively, as compared to the same periods in 2016.

•	Revenue producing sites increased by 394 sites for the quarter ended September 30, 2017, as compared to an increase of 292 sites in the same period in 2016.

•	Home sales volumes of 2,432 for the nine months ended September 30, 2017, increased from 2,410 for the same period in 2016.

“Our strength in the third quarter was driven by our continued ability to generate internal growth. Our same community NOI increased by 7.7 percent in the quarter boosted by a 160-basis point occupancy gain,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “We have laid the foundation for ongoing internal growth through our active expansion site development program, and we are confident in the consistent value-generation embedded in our platform. On the acquisition front we added four high quality, age-restricted MH and RV communities in California, further penetrating an important market for us. We have a high degree of visibility into our pipeline and expect to continue to deploy capital into similar quality communities.”

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.2 percent at both September 30, 2017 and September 30, 2016, including the impact of recently completed but vacant expansion sites. During the quarter ended September 30, 2017, revenue producing sites increased by 394 sites, as compared to 292 revenue producing sites gained during the third quarter of 2016.

Revenue producing sites increased by 1,833 for the nine months ended September 30, 2017 as compared to 1,385 revenue producing sites gained during the nine months ended September 30, 2016.

Same Community Results

For the 231 communities owned since January 1, 2016, NOI(1) for the quarter ended September 30, 2017 increased 7.7 percent over the same period in 2016, driven by a 6.2 percent increase in revenues and a 2.9 percent increase in operating expenses.  Same Community occupancy increased to 97.2 percent at September 30, 2017 from 95.6 percent(9)(10) at September 30, 2016.

For the nine months ended September 30, 2017, total revenues increased by 5.9 percent while total expenses increased by 3.5 percent, resulting in an increase to NOI(1) of 6.8 percent over the nine months ended September 30, 2016.

Home Sales

Total home sales were 805 for the quarter ended September 30, 2017 as compared to 895 homes sold during the same period in 2016, a 10.1 percent decrease. During the nine months ended September 30, 2017, the Company sold 2,432 homes, compared to 2,410 homes sold for the same period ending 2016.

Rental homes sales, which are included in total home sales, were 286 for both quarters ended September 30, 2017 and 2016. Rental home sales were 828 and 858 for the nine months ended September 30, 2017 and 2016, respectively.

PORTFOLIO ACTIVITY

Acquisitions(2)

During the quarter ended September 30, 2017, the Company acquired a 331 site age-restricted RV resort located in Pismo Beach, California, for total consideration of $21.4 million. Additionally, the Company acquired three age-restricted MH communities during the quarter: Lazy J Ranch, with 220 sites in Arcata, California; Ocean West, with 130 sites in McKinleyville, California; and Caliente Sands, with 118 sites in Cathedral City, California, for total consideration of $32.8 million.

Catastrophic Weather

On September 10, 2017, Hurricane Irma hit Florida as a Category 4 hurricane and impacted 121 of the Company’s communities in Florida and three in Georgia. The Company recognized charges totaling $23.1 million comprised of $12.7 million for debris and tree removal, common area repairs and minor flooding damage, as well as $10.4 million for impaired assets at three communities containing 190 total sites located in the Florida Keys. These charges, which include management’s best estimate of the total repair expense the Company will incur, were partially offset by estimated insurance recoveries of $15.3 million. The net charges of $7.8 million have been classified as “Catastrophic weather related charges” in the Consolidated Statements of Operations.  Expected insurance recoveries for loss of income and redevelopment costs greater than the impairment charge related to the three Florida Key communities cannot be estimated at this time and are excluded from the insurance recovery estimate recorded at September 30, 2017. The Company maintains property, casualty, flood and business interruption insurance for its community portfolio, subject to customary deductibles and limits.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

As previously announced, during the quarter ended September 30, 2017, the Company assumed a $4.6 million collateralized term loan in connection with acquisition activities. The term loan has a remaining term of 9.8 years and bears interest at 4.34 percent.

As of September 30, 2017, the Company had approximately $3.0 billion of debt outstanding. The weighted average interest rate was 4.56 percent and the weighted average maturity was 8.4 years. The Company had $137.4 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.0 times.

Equity Transactions

During the quarter ended September 30, 2017, the Company entered into a new at the market (“ATM”) equity sales program that has an aggregate offering price of up to $450.0 million. The new ATM program replaced the Company’s prior equity sales agreement that had an aggregate offering price of up to $250.0 million.

After quarter end, the Company announced a notice of redemption to the holders of its 7.125% Series A Cumulative Redeemable Preferred Stock, which it has elected to redeem on November 14, 2017. Holders will receive cash in the amount of $25.00, plus all accrued and unpaid dividends, which is equal to an aggregate payment of $25.14349 per share. In the aggregate, the Company will pay $85.5 million to redeem all of the shares.

GUIDANCE 2017

The Company is updating fourth quarter 2017 guidance of FFO(1) per Share to be in the range of $0.96 to $0.99 and anticipates FFO(1) per Share of $4.15 to $4.18 for the full year 2017.

The Company also affirms 2017 full year guidance of Same Community NOI(1) growth of 6.4 percent to 6.8 percent. Guidance does not include prospective acquisitions or capital markets activity.

FFO(1) per Share estimates assume certain non-core items are adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward-looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter operating results will be held on Tuesday, October 24, 2017 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 7, 2017 and can be accessed toll-free by calling 844-512-2921 or by calling 412-317-6671. The Conference ID number for the call and the replay is 13669386. The conference call will be available live on Sun Communities’ website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2017, owned, operated, or had an interest in a portfolio of 348 communities comprising approximately 120,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in our periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Gwen Clark	(212) 446-5611	gwen.clark@evercoreisi.com
Green Street Advisors	Ryan Burke	(949) 640-8780	rburke@greenstreetadvisors.com
RBC Capital Markets	Neil Malkin	(440) 715-2651	neil.malkin@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

3rd Quarter 2017 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2017)

4,882
226
473
475
1,526
548
25,756
1,757
680
324
413
149
6,501
1,277
2,150
3,420
2,904
2,483
3,009
916
976
1,156
698
4,614
237
672
481
7,802
1,049
42,720
Number of Sites: **120,274**
Headquarters

3rd Quarter 2017 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	9/30/2017	12/31/2016
ASSETS:
Land	$1,079,708	$1,051,536
Land improvements and buildings	5,024,937	4,825,043
Rental homes and improvements	516,618	489,633
Furniture, fixtures and equipment	140,894	130,127
Investment property	6,762,157	6,496,339
Accumulated depreciation	(1,188,332)	(1,026,858)
Investment property, net	5,573,825	5,469,481
Cash and cash equivalents	137,448	8,164
Inventory of manufactured homes	25,741	21,632
Notes and other receivables, net	145,760	81,179
Collateralized receivables, net (3)	134,015	143,870
Other assets, net	141,047	146,450
Total assets	$6,157,836	$5,870,776
LIABILITIES:
Mortgage loans payable	$2,822,640	$2,819,567
Secured borrowings (3)	134,884	144,477
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	—	100,095
Distributions payable	56,520	51,896
Other liabilities	291,074	279,667
Total liabilities	3,351,021	3,441,605
Series A-4 preferred stock	32,414	50,227
Series A-4 preferred OP units	10,832	16,717
STOCKHOLDERS’ EQUITY:
Series A preferred stock	34	34
Common stock	793	732
Additional paid-in capital	3,810,930	3,321,441
Accumulated other comprehensive income (loss)	1,531	(3,181)
Distributions in excess of accumulated earnings	(1,117,228)	(1,023,415)
Total SUI stockholders’ equity	2,696,060	2,295,611
Noncontrolling interests:
Common and preferred OP units	63,668	69,598
Consolidated variable interest entities	3,841	(2,982)
Total noncontrolling interest	67,509	66,616
Total stockholders’ equity	2,763,569	2,362,227
Total liabilities & stockholders’ equity	$6,157,836	$5,870,776

3rd Quarter 2017 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2017	2016	Change	% Change
REVENUES
Income from real property (excluding transient revenue)	$169,533	$158,020	$11,513	7.3%
Transient revenue	28,730	26,304	2,426	9.2%
Revenue from home sales	33,197	31,211	1,986	6.4%
Rental home revenue	12,757	12,031	726	6.0%
Ancillary revenues	17,017	16,446	571	3.5%
Interest	5,920	4,705	1,215	25.8%
Brokerage commissions and other revenues, net	1,091	984	107	10.9%
Total revenues	268,245	249,701	18,544	7.4%

EXPENSES
Property operating and maintenance	59,249	57,089	2,160	3.8%
Real estate taxes	13,053	12,384	669	5.4%
Cost of home sales	25,094	21,935	3,159	14.4%
Rental home operating and maintenance	6,775	6,350	425	6.7%
Ancillary expenses	9,993	9,449	544	5.8%
Home selling expenses	3,290	2,643	647	24.5%
General and administrative	18,267	16,575	1,692	10.2%
Transaction costs	2,167	4,191	(2,024)	(48.3)%
Depreciation and amortization	64,232	61,483	2,749	4.5%
Interest	32,085	33,800	(1,715)	(5.1)%
Interest on mandatorily redeemable preferred OP units	790	789	1	0.1%
Total expenses	234,995	226,688	8,307	3.7%
Income before other items	33,250	23,013	10,237	44.5%
Catastrophic weather related charges	(7,756)	—	(7,756)	N/A
Other income, net (4)	3,345	—	3,345	N/A
Current tax benefit / (expense)	38	(283)	321	113.4%
Deferred tax benefit	81	—	81	N/A
Income from affiliate transactions	—	500	(500)	100.0%
Net income	28,958	23,230	5,728	24.7%
Less: Preferred return to preferred OP units	(1,112)	(1,257)	145	(11.5)%
Less: Amounts attributable to noncontrolling interests	(1,776)	(879)	(897)	102.1%
Less: Preferred stock distribution	(1,955)	(2,197)	242	(11.0)%
NET INCOME ATTRIBUTABLE TO SUI	$24,115	$18,897	$5,218	27.6%

Weighted average common shares outstanding:
Basic	78,369	68,655	9,714	14.2%
Diluted	78,808	69,069	9,739	14.1%
Earnings per share:
Basic	$0.31	$0.27	$0.04	14.8%
Diluted	$0.31	$0.27	$0.04	14.8%

3rd Quarter 2017 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Nine Months Ended September 30,
	2017	2016	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$495,179	$406,221	$88,958	21.9%
Transient revenue	65,599	47,339	18,260	38.6%
Revenue from home sales	91,319	81,987	9,332	11.4%
Rental home revenue	37,774	35,696	2,078	5.8%
Ancillary revenues	32,086	28,442	3,644	12.8%
Interest	15,609	13,322	2,287	17.2%
Brokerage commissions and other revenues, net	2,978	2,137	841	39.4%
Total revenues	740,544	615,144	125,400	20.4%

EXPENSES:
Property operating and maintenance	159,861	125,357	34,504	27.5%
Real estate taxes	39,322	32,122	7,200	22.4%
Cost of home sales	67,999	58,803	9,196	15.6%
Rental home operating and maintenance	16,821	17,637	(816)	(4.6)%
Ancillary expenses	21,719	18,697	3,022	16.2%
Home selling expenses	9,391	7,240	2,151	29.7%
General and administrative	56,188	46,910	9,278	19.8%
Transaction costs	6,990	27,891	(20,901)	(74.9)%
Depreciation and amortization	189,719	159,565	30,154	18.9%
Extinguishment of debt	759	—	759	N/A
Interest	95,765	88,522	7,243	8.2%
Interest on mandatorily redeemable preferred OP units	2,361	2,363	(2)	(0.1)%
Total expenses	666,895	585,107	81,788	14.0%
Income before other items	73,649	30,037	43,612	145.2%
Catastrophic weather related charges	(8,124)	—	(8,124)	N/A
Other income, net (4)	5,340	—	5,340	N/A
Current tax expense	(133)	(567)	434	76.5%
Deferred tax benefit	745	—	745	N/A
Income from affiliate transactions	—	500	(500)	100.0%
Net income	71,477	29,970	41,507	138.5%
Less: Preferred return to preferred OP units	(3,482)	(3,793)	311	(8.2)%
Less: Amounts attributable to noncontrolling interests	(4,179)	(460)	(3,719)	808.5%
Less: Preferred stock distribution	(6,233)	(6,748)	515	(7.6)%
NET INCOME ATTRIBUTABLE TO SUI	$57,583	$18,969	38,614	203.6%

Weighted average common shares outstanding:
Basic	75,234	63,716	11,518	18.1%
Diluted	75,846	64,146	11,700	18.2%
Earnings per share:
Basic	$0.76	$0.30	$0.46	153.3%
Diluted	$0.76	$0.30	$0.46	153.3%

3rd Quarter 2017 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of September 30, 2017

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	349	2.4390	851	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	425	0.4444	189	$25	6.5%
Series C preferred OP units	316	1.1100	351	$100	4.5%
Common OP units	2,757	1.0000	2,757	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,085	0.4444	482	$25	6.5%

Non-Convertible Securities
Preferred stock (SUI-PrA)	3,400	N/A	N/A	$25	7.125%
Common shares	79,341	N/A	N/A	N/A	$2.68^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of September 30, 2017

Equity	Shares	Share Price*	Total
Common shares	79,341	$85.68	$6,797,937
Common OP units	2,757	$85.68	236,220
Subtotal	82,098		$7,034,157

Series A-1 preferred OP units	851	$85.68	72,914
Series A-3 preferred OP units	74	$85.68	6,340
Series A-4 preferred OP units	189	$85.68	16,194
Series C preferred OP units	351	$85.68	30,074
Total diluted shares outstanding	83,563		$7,159,679

Debt
Mortgage loans payable			$2,822,640
Secured borrowings (3)			134,884
Preferred OP units - mandatorily redeemable			45,903
Lines of credit			—
Total Debt			$3,003,427

Preferred
Perpetual preferred	3,400	$25.00	$85,000
A-4 preferred stock	1,085	$25.00	$27,125
Total Capitalization			$10,275,231

3rd Quarter 2017 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2017 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Sun Communities, Inc. common stockholders	$24,115	18,897	$57,583	$18,969
Adjustments:
Depreciation and amortization	64,484	61,809	190,143	159,225
Amounts attributable to noncontrolling interests	1,608	685	3,710	255
Preferred return to preferred OP units	578	616	1,750	1,858
Preferred distribution to Series A-4 preferred stock	441	683	1,666	—
Gain on disposition of assets, net	(4,309)	(4,667)	(11,342)	(12,226)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	86,917	78,023	243,510	168,081
Adjustments:
Transaction costs	2,167	4,191	6,990	27,891
Other acquisition related costs (5)	343	1,467	2,712	1,467
Income from affiliate transactions	—	(500)	—	(500)
Extinguishment of debt	—	—	759	—
Catastrophic weather related charges	7,756	—	8,124	—
Other income, net (4)	(3,345)	—	(5,340)	—
Debt premium write-off	—	—	(438)	—
Deferred tax benefit	(81)	—	(745)	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1) (6)	$93,757	$83,181	$255,572	$196,939

Weighted average common shares outstanding - basic:	78,369	68,655	75,241	63,716
Add:
Common stock issuable upon conversion of stock options	2	8	2	10
Restricted stock	437	406	610	437
Common OP units	2,761	2,856	2,758	2,861
Common stock issuable upon conversion of Series A-1 preferred OP units	858	920	877	932
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	482	747	620	—
Weighted average common shares outstanding - fully diluted	82,984	73,667	80,183	68,031

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$1.05	$1.06	$3.04	$2.47
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$1.13	$1.13	$3.19	$2.89

3rd Quarter 2017 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Sun Communities, Inc., common stockholders	$24,115	$18,897	$57,583	$18,969
Interest	32,085	33,800	95,765	88,522
Interest on mandatorily redeemable preferred OP units	790	789	2,361	2,363
Depreciation and amortization	64,232	61,483	189,719	159,565
Extinguishment of debt	—	—	759	—
Transaction costs	2,167	4,191	6,990	27,891
Catastrophic weather related charges	7,756	—	8,124	—
Other income, net (4)	(3,345)	—	(5,340)	—
Current tax (benefit) / expense	(38)	283	133	567
Deferred tax benefit	(81)	—	(745)	—
Income from affiliate transactions	—	(500)	—	(500)
Preferred return to preferred OP units	1,112	1,257	3,482	3,793
Amounts attributable to noncontrolling interests	1,776	879	4,179	460
Preferred stock distribution	1,955	2,197	6,233	6,748
RECURRING EBITDA (1)	$132,524	$123,276	$369,243	$308,378

3rd Quarter 2017 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Sun Communities, Inc., common stockholders:	$24,115	$18,897	$57,583	$18,969
Other revenues	(7,011)	(5,689)	(18,587)	(15,459)
Home selling expenses	3,290	2,643	9,391	7,240
General and administrative	18,267	16,575	56,188	46,910
Transaction costs	2,167	4,191	6,990	27,891
Depreciation and amortization	64,232	61,483	189,719	159,565
Extinguishment of debt	—	—	759	—
Interest expense	32,875	34,589	98,126	90,885
Catastrophic weather related charges	7,756	—	8,124	—
Other income, net (4)	(3,345)	—	(5,340)	—
Current tax (benefit) / expense	(38)	283	133	567
Deferred tax benefit	(81)	—	(745)	—
Income from affiliate transactions	—	(500)	—	(500)
Preferred return to preferred OP units	1,112	1,257	3,482	3,793
Amounts attributable to noncontrolling interests	1,776	879	4,179	460
Preferred stock distributions	1,955	2,197	6,233	6,748
NOI(1) / Gross Profit	$147,070	$136,805	$416,235	$347,069

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Real Property NOI (1)	$125,961	$114,851	$361,595	$296,081
Rental Program NOI (1)	22,060	21,213	68,759	64,223
Home Sales NOI(1) / Gross Profit	8,103	9,276	23,320	23,184
Ancillary NOI(1) / Gross Profit	7,024	6,997	10,367	9,745
Site rent from Rental Program (included in Real Property NOI) (1)(7)	(16,078)	(15,532)	(47,806)	(46,164)
NOI(1) / Gross profit	$147,070	$136,805	$416,235	$347,069

3rd Quarter 2017 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2017 Supplemental Information     11          Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
OPERATING INFORMATION
Total revenues	$268,245	$237,899	$234,400	$218,634	$249,701
Net income	$28,958	$16,974	$25,545	$1,501	$23,230
Net income / (loss) attributable to common stockholders	$24,115	$12,364	$21,104	$(1,600)	$18,897
Earnings / (loss) per share basic	$0.31	$0.16	$0.29	$(0.02)	$0.27
Earnings / (loss) per share diluted	$0.31	$0.16	$0.29	$(0.02)	$0.27

Recurring EBITDA (1)	$132,524	$114,324	$122,395	$105,850	$123,276
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1) (6)	$86,917	$73,202	$83,391	$57,572	$78,023
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) (6)	$93,757	$76,194	$85,621	$69,192	$83,181
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$1.05	$0.92	$1.07	$0.75	$1.06
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$1.13	$0.96	$1.10	$0.91	$1.13

BALANCE SHEETS
Total assets	$6,157,836	$6,178,713	$5,902,447	$5,870,776	$5,904,706
Total debt	$3,003,427	$3,018,653	$3,140,547	$3,110,042	$3,102,993
Total liabilities	$3,351,021	$3,373,695	$3,478,132	$3,441,605	$3,429,743

3rd Quarter 2017 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
DEBT OUTSTANDING
Mortgage loans payable	$2,822,640	$2,832,819	$2,774,645	$2,819,567	$2,854,831
Secured borrowings (3)	134,884	139,496	141,671	144,477	144,522
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Lines of credit (8)	—	435	178,328	100,095	57,737
Total debt	$3,003,427	$3,018,653	$3,140,547	$3,110,042	$3,102,993

% FIXED/FLOATING
Fixed	94.9%	94.9%	89.4%	91.8%	93.1%
Floating	5.1%	5.1%	10.6%	8.2%	6.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.26%	4.26%	4.26%	4.24%	4.30%
Preferred OP units - mandatorily redeemable	6.87%	6.87%	6.87%	6.87%	6.87%
Lines of credit (8)	—%	—%	2.52%	2.14%	1.93%
Average before Secured borrowings	4.30%	4.30%	4.19%	4.21%	4.29%
Secured borrowings (3)	9.98%	9.99%	10.01%	10.03%	10.06%
Total average	4.56%	4.56%	4.45%	4.48%	4.56%

DEBT RATIOS
Net Debt / Recurring EBITDA(1) (TTM)	6.0	6.0	7.0	7.5	7.7
Net Debt / Enterprise Value	28.3%	27.2%	32.8%	33.8%	32.8%
Net Debt + Preferred Stock / Enterprise Value	29.4%	28.4%	34.2%	35.2%	34.2%
Net Debt / Gross Assets	39.0%	38.0%	44.8%	45.0%	44.1%

COVERAGE RATIOS
Recurring EBITDA(1) (TTM) / Interest	3.5	3.4	3.3	3.2	3.1
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.2	3.1	3.0	2.9	2.9

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2017	2018	2019	2020	2021
Mortgage loans payable:
Maturities	$—	$26,186	$64,314	$58,078	$270,680
Weighted average rate of maturities	—%	6.13%	6.24%	5.92%	5.53%
Principal amortization	13,369	55,143	55,937	56,588	55,578
Secured borrowings (3)	1,354	5,736	6,235	6,795	7,298
Preferred OP units - mandatorily redeemable	3,670	7,570	—	—	—
Total	$18,393	$94,635	$126,486	$121,461	$333,556

3rd Quarter 2017 Supplemental Information     13          Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for Other Information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Income from real property	$144,589	$136,137	$8,452	6.2%	$404,353	$381,979	$22,374	5.9%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	13,070	12,596	474	3.8%	34,780	33,407	1,373	4.1%
Legal, taxes & insurance	1,325	1,178	147	12.5%	4,073	3,895	178	4.6%
Utilities	8,961	8,821	140	1.6%	22,905	22,082	823	3.7%
Supplies and repair	5,702	5,862	(160)	(2.7)%	14,712	14,474	238	1.6%
Other	4,078	3,955	123	3.1%	10,550	10,412	138	1.3%
Real estate taxes	9,631	9,148	483	5.3%	29,104	27,943	1,161	4.2%
Property operating expenses	42,767	41,560	1,207	2.9%	116,124	112,213	3,911	3.5%
NET OPERATING INCOME (NOI)(1)	$101,822	$94,577	$7,245	7.7%	$288,229	$269,766	$18,463	6.8%

	As of September 30,
	2017	2016		Change	% Change
OTHER INFORMATION
Number of properties	231	231		—

MH occupancy (9)	96.7%
RV occupancy (9)	100.0%
MH & RV blended occupancy (9)	97.2%	95.6%	(10)	1.6%

Sites available for development	6,003	7,177		(1,174)	(16.4)%

Monthly base rent per site - MH	$514	$497		$17	3.5%	(12)
Monthly base rent per site - RV (11)	$448	$433		$15	3.5%	(12)
Monthly base rent per site - Total	$506	$489		$17	3.5%	(12)

3rd Quarter 2017 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Rental home revenue	$12,757	$12,031	$726	6.0%	$37,774	$35,696	$2,078	5.8%
Site rent included in Income from real property	16,078	15,532	546	3.5%	47,806	46,164	1,642	3.6%
Rental program revenue	28,835	27,563	1,272	4.6%	85,580	81,860	3,720	4.5%

EXPENSES:
Commissions	891	551	340	61.7%	1,902	1,710	192	11.2%
Repairs and refurbishment	3,306	3,349	(43)	(1.3)%	7,950	9,288	(1,338)	(14.4)%
Taxes and insurance	1,546	1,446	100	6.9%	4,489	4,178	311	7.4%
Marketing and other	1,032	1,004	28	2.8%	2,480	2,461	19	0.8%
Rental program operating and maintenance	6,775	6,350	425	6.7%	16,821	17,637	(816)	(4.6)%
NET OPERATING INCOME (NOI) (1)	$22,060	$21,213	$847	4.0%	$68,759	$64,223	$4,536	7.1%

Occupied rental home information as of September 30, 2017 and 2016:
Number of occupied rentals, end of period*	10,960	10,797	163	1.5%
Investment in occupied rental homes, end of period	$482,591	$453,521	$29,070	6.4%
Number of sold rental homes (YTD)*	828	858	(30)	(3.5)%
Weighted average monthly rental rate, end of period*	$908	$879	$29	3.3%

3rd Quarter 2017 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
New home sales	$10,331	$9,391	$940	10.0%	$24,760	$20,472	$4,288	21.0%
Pre-owned home sales	22,866	21,820	1,046	4.8%	66,559	61,515	5,044	8.2%
Revenue from home sales	33,197	31,211	1,986	6.4%	91,319	81,987	9,332	11.4%

New home cost of sales	8,699	7,896	803	10.2%	21,044	17,513	3,531	20.2%
Pre-owned home cost of sales	16,395	14,039	2,356	16.8%	46,955	41,290	5,665	13.7%
Cost of home sales	25,094	21,935	3,159	14.4%	67,999	58,803	9,196	15.6%

NOI / Gross Profit (1)	$8,103	$9,276	$(1,173)	(12.7)%	$23,320	$23,184	$136	0.6%

Gross profit – new homes	$1,632	$1,495	$137	9.2%	$3,716	$2,959	$757	25.6%
Gross margin % – new homes	15.8%	15.9%	(0.1)%		15.0%	14.5%	0.5%
Average selling price – new homes*	$101,284	$90,298	$10,986	12.2%	$95,598	$89,397	$6,201	6.9%

Gross profit – pre-owned homes	$6,471	$7,781	$(1,310)	(16.8)%	$19,604	$20,225	$(621)	(3.1)%
Gross margin % – pre-owned homes	28.3%	35.7%	(7.4)%		29.5%	32.9%	(3.4)%
Average selling price – pre-owned homes*	$32,526	$27,585	$4,941	17.9%	$30,630	$28,205	$2,425	8.6%

Home sales volume:
New home sales*	102	104	(2)	(1.9)%	259	229	30	13.1%
Pre-owned home sales*	703	791	(88)	(11.1)%	2,173	2,181	(8)	(0.4)%
Total homes sold*	805	895	(90)	(10.1)%	2,432	2,410	22	0.9%

3rd Quarter 2017 Supplemental Information     16          Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2017 and 2016
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
REVENUES:
Income from real property	$45,760	$133,443
PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	6,098	16,360
Legal, taxes & insurance	596	1,266
Utilities	6,890	17,755
Supplies and repair	1,999	4,912
Other	2,616	9,566
Real estate taxes	3,422	10,218
Property operating expenses	21,621	60,077

NET OPERATING INCOME (NOI) (1)	$24,139	$73,366

		As of September 30, 2017
Other information:
Number of properties		117
Occupied sites (13)		22,526
Developed sites (13)		23,156
Occupancy % (13)		97.3%
Transient sites		7,208
Monthly base rent per site - MH		$619
Monthly base rent per site - RV (11)		$415
Monthly base rent per site - Total (11)		$512
Ancillary revenues, net (in thousands)		$2,384

Home sales:
Gross profit from home sales (in thousands)		$3,266
New homes sales		64
Pre-owned homes sales		209

Occupied rental home information:
Rental program NOI (1) (in thousands)		$611
Number of occupied rentals, end of period		366
Investment in occupied rental homes (in thousands)		$10,679
Weighted average monthly rental rate		$890

3rd Quarter 2017 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
FLORIDA
Communities	121	121	121	121	121
Developed sites (13)	36,587	36,661	36,533	36,326	36,050
Occupied (13)	35,414	35,479	35,257	35,021	34,745
Occupancy % (13)	96.8%	96.8%	96.5%	96.4%	96.4%
Sites for development	1,469	1,368	1,359	1,461	1,455
MICHIGAN
Communities	68	68	67	67	67
Developed sites (13)	25,498	25,496	25,024	24,512	24,388
Occupied (13)	23,996	23,924	23,443	23,248	23,218
Occupancy % (13)	94.1%	93.8%	93.7%	94.8%	95.2%
Sites for development	1,752	1,752	1,798	2,414	2,453
TEXAS
Communities	21	21	21	21	21
Developed sites (13)	6,410	6,312	6,292	6,186	6,088
Occupied (13)	6,041	6,021	5,943	5,862	5,774
Occupancy % (13)	94.2%	95.4%	94.5%	94.8%	94.8%
Sites for development	1,277	1,345	1,387	1,474	1,455
CALIFORNIA
Communities	27	23	23	22	22
Developed sites (13)	5,693	4,894	4,865	4,862	4,863
Occupied (13)	5,630	4,834	4,804	4,793	4,792
Occupancy % (13)	98.9%	98.8%	98.7%	98.6%	98.5%
Sites for development	379	367	411	332	332
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (13)	3,620	3,564	3,451	3,368	3,453
Occupied (13)	3,620	3,564	3,451	3,368	3,453
Occupancy % (13)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,628	1,628	1,628	1,599	2,029
ARIZONA
Communities	11	11	11	11	11
Developed sites (13)	3,602	3,589	3,582	3,565	3,567
Occupied (13)	3,410	3,383	3,370	3,338	3,305
Occupancy % (13)	94.7%	94.3%	94.1%	93.6%	92.7%
Sites for development	269	269	269	358	358
INDIANA
Communities	11	11	11	11	11
Developed sites (13)	2,900	2,900	2,900	2,900	2,900
Occupied (13)	2,759	2,758	2,741	2,724	2,712
Occupancy % (13)	95.1%	95.1%	94.5%	93.9%	93.5%
Sites for development	330	330	330	316	316

3rd Quarter 2017 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
OHIO
Communities	9	9	9	9	9
Developed sites (13)	2,757	2,735	2,719	2,715	2,719
Occupied (13)	2,676	2,643	2,623	2,595	2,602
Occupancy % (13)	97.1%	96.6%	96.5%	95.6%	95.7%
Sites for development	75	75	75	—	—
COLORADO
Communities	8	8	8	8	7
Developed sites (13)	2,335	2,335	2,335	2,335	2,335
Occupied (13)	2,318	2,326	2,329	2,325	2,323
Occupancy % (13)	99.3%	99.6%	99.7%	99.6%	99.5%
Sites for development	670	656	656	656	304
OTHER STATES
Communities	57	57	56	56	55
Developed sites (13)	14,957	14,891	14,567	14,313	14,415
Occupied (13)	14,532	14,439	14,130	13,919	13,991
Occupancy % (13)	97.2%	97.0%	97.0%	97.3%	97.1%
Sites for development	2,540	2,582	1,977	1,727	1,723
TOTAL - PORTFOLIO
Communities	348	344	342	341	339
Developed sites (13)	104,359	103,377	102,268	101,082	100,778
Occupied (13)	100,396	99,371	98,091	97,193	96,915
MH & RV blended occupancy % (13)	96.2%	96.1%	95.9%	96.2%	96.2%
Sites for development	10,389	10,372	9,890	10,337	10,425
% Communities age restricted	33.6%	32.8%	33.0%	33.1%	33.3%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	6,133	6,244	6,467	6,497	7,232
Texas	1,392	1,403	1,412	1,407	1,446
Ontario, Canada	1,262	1,314	1,451	1,500	1,485
New Jersey	1,016	1,028	1,059	1,042	1,047
Arizona	1,012	1,025	1,032	1,049	1,047
California	808	808	840	513	478
New York	623	630	588	830	484
Maine	529	533	543	555	556
Indiana	520	520	520	502	501
Michigan	258	260	210	204	203
Ohio	147	169	194	198	194
Other locations	2,215	2,253	1,966	1,997	1,801
Total transient RV sites	15,915	16,187	16,282	16,294	16,474

3rd Quarter 2017 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (14)	Modifications (15)	Acquisitions (16)	Development (17)	Producing (18)
YTD 2017	$192	$12,551	$18,085	$136,117	$55,888	$1,250
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497

3rd Quarter 2017 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
LOCATIONS	Move-outs	Sites (19)	Sales	Home Sales	Re-sales
Florida	783	553	118	281	934
Michigan	364	458	25	1,012	98
Texas	175	179	21	248	26
California	26	16	6	16	26
Arizona	39	72	19	18	135
Ontario, Canada	161	252	24	31	191
Indiana	37	35	1	165	15
Ohio	80	81	—	89	4
Colorado	9	(7)	4	102	38
Other locations	441	194	41	211	115
Nine Months Ended September 30, 2017	2,115	1,833	259	2,173	1,582

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (19)	Sales	Home Sales	Re-sales
2016	1,722	1,686	329	2,843	1,655
2015	1,344	1,905	273	2,210	1,244

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
2017 (TTM)	1.9%	6.4%
2016	2.0%	6.1%
2015	2.0%	5.9%

3rd Quarter 2017 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and recurring earnings before interest, tax, depreciation and amortization (“Recurring EBITDA”) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain items, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of our core business. We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

3rd Quarter 2017 Supplemental Information     22          Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not meet the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate/amount.

(4) Other income, net for the quarter ended September 30, 2017, is comprised of a foreign currency translation gain of $3.4 million partially offset by contingent liability re-measurement of $0.1 million. For the nine months ended September 30, 2017, Other income, net is comprised of a foreign currency translation gain of $6.4 million, partially offset by contingent liability re-measurement of $1.1 million.

(5) These costs represent the first year expenses incurred to bring acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

(7) The renter’s monthly payment includes the site rent and an amount attributable to the leasing of the home. The site rent is reflected in Real Property NOI. For purposes of management analysis, the site rent is included in the Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on our operations.

(8) Lines of credit also includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.

(9) MH occupancy excludes recently completed but vacant expansion sites. RV occupancy includes annual sites and excludes transient RV sites.

(10) The occupancy percentage for 2016 has been adjusted to reflect incremental growth period-over-period from filled expansion sites and the conversion of transient RV sites to annual RV sites.

(11) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.

(12) Calculated using actual results without rounding.

(13) Includes MH and annual RV sites, and excludes transient RV sites.

(14) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, and pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(15) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

(16) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions for the nine months ended September 30, 2017 also include $65.9 million of capital improvements

3rd Quarter 2017 Supplemental Information     23          Sun Communities, Inc.

identified during due diligence that are necessary to bring the community up to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, they often require 24 to 36 months after closing to complete.

(17) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

(18) Capital costs related to revenue generating activities, consist primarily of garages, sheds, and sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(19) Net leased sites do not include occupied sites acquired during that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

3rd Quarter 2017 Supplemental Information     24          Sun Communities, Inc.